                               STOCK PURCHASE AGREEMENT

                             Dated as of January 1, 1997

                                       Between
                               TRANS WORLD GAMING CORP.


                                         and



                                 the Shareholders of
                                 ART MARKETING, LTD.

                                   LIST OF EXHIBITS


NAME OF EXHIBIT                                  NUMBER OF EXHIBIT
---------------                                  -----------------

Warrant                                          Exhibit 1.2(a)

Note                                             Exhibit 1.2(b)

Disclosure Schedule                              Exhibit 2.1

List of Defined Terms                            Exhibit 6.13

                                  TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------


ARTICLE 1. EXCHANGE OF STOCK.................................................1
    1.1.  Shares to be Acquired..............................................1
    1.2.  Acquisition Price..................................................1

ARTICLE 2. REPRESENTATIONS AND WARRANTIES
           OF COMPANY AND SHAREHOLDERS.......................................2
    2.1.  Disclosure Schedule................................................2
    2.2.  Corporate Organization.............................................2
    2.3.  Capitalization.....................................................3
    2.4.  Authorization......................................................3
    2.5.  Non-Contravention..................................................3
    2.6.  Consents and Approvals.............................................4
    2.7.  Financial Statements...............................................4
    2.8.  Loss Contingencies; Other Non-Accrued Liabilities..................4
    2.9.  Absence of Certain Changes.........................................4
    2.10. Real Properties....................................................5
    2.11. Machinery, Equipment, Vehicles and Personal Property...............5
    2.12. Receivables and Payables...........................................6
    2.13. Intellectual Property Rights.......................................6
    2.14. Litigation.........................................................7
    2.15. Tax Matters........................................................7
    2.16. Insurance..........................................................8
    2.17. Benefit Plans......................................................8
    2.18. Bank Accounts; Powers of Attorney..................................9
    2.19. Contracts and Commitments; No Default..............................9
    2.20. Orders, Commitments and Returns...................................10
    2.21. Labor and Employment Matters......................................10
    2.22. Dealers and Suppliers.............................................10
    2.23. Permits and Other Operating Rights................................11
    2.24. Compliance with Law...............................................11
    2.25. Assets of Business................................................11
    2.26. Business Generally................................................11
    2.27. Brokers...........................................................11
    2.28. Shareholders Representations......................................11
    2.29. Accuracy of Information...........................................13

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER......................13
    3.1.  Corporate Organization............................................13
    3.2.  Authorization.....................................................13
    3.3.  Non-Contravention.................................................13
    3.4.  Disclosure........................................................14
    3.5.  Consents and Approvals............................................14
    3.6.  Brokers...........................................................14
    3.7.  Information Furnished.............................................14

ARTICLE 4. COVENANTS........................................................15
    4.1.  Full Access to Purchaser..........................................15
    4.2.  Confidentiality...................................................15
    4.3.  Further Assurances; Cooperation; Notification.....................16

ARTICLE 5. SURVIVAL AND INDEMNIFICATION.....................................16
    5.1.  Survival..........................................................16
    5.2.  Indemnification by Purchaser......................................16
    5.3.  Indemnification by the Shareholders--Untrue Representation or
          Breach of Warranty................................................16
    5.4.  Indemnification by the Shareholders -- Other......................17
    5.5.  Basket Amount.....................................................17
    5.6.  Claims for Indemnification........................................17

ARTICLE 6. MISCELLANEOUS PROVISIONS.........................................18
    6.1.  Expenses..........................................................18
    6.2.  Amendment and Modification........................................18
    6.3.  Waiver of Compliance; Consents....................................18
    6.4.  No Third Party Beneficiaries......................................18
    6.5.  Notices...........................................................18
    6.6.  Assignment........................................................19
    6.7.  Governing Law.....................................................19
    6.8.  Counterparts......................................................20
    6.9.  Headings..........................................................20
    6.10. Entire Agreement..................................................20
    6.11. Injunctive Relief.................................................20
    6.12. Arbitration.......................................................20
    6.13. List of Defined Terms.............................................21

                               STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT, dated as of January 1, 1997, is by and among Trans World Gaming Corp., a Nevada corporation ("Purchaser"), and Andrew Tottenham and Robin Tottenham, the shareholders (collectively, the "Shareholders") of Art Marketing, Ltd. d/b/a Tottenham & Co., a United Kingdom corporation ("Company").

A. The parties hereto wish to provide for the terms and conditions upon which Purchaser will acquire all of the issued and outstanding shares of capital stock of the Company, which are owned 75% by Andrew Tottenham and 25% by Robin Tottenham, each in exchange, in like proportion, for shares of Purchaser, certain warrants therefor, and a note.

B. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with such acquisition of stock and also to prescribe various conditions to such transaction.

Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                      ARTICLE
                                         1.
                                 EXCHANGE OF STOCK

1.1.     SHARES TO BE ACQUIRED.

         The Shareholders hereby sell, transfer, assign and deliver to Purchaser, and Purchaser acquires from Shareholders, all of the 100 outstanding shares of common stock, par value L1 per share, of Company, free and clear of any Encumbrances (as defined herein) (the "Shares").

1.2.     ACQUISITION PRICE.

         In exchange for the Shares to be acquired from the Shareholders pursuant to this Agreement, Purchaser will pay consideration consisting of (i) an aggregate of 500,000 shares of common stock of Purchaser, par value $.001 per share (the "Purchaser Shares"), all of which shares will be "restricted" as defined under the rules promulgated under the Securities Act of 1933, as amended, (ii) warrants to purchase, in the aggregate, 250,000 additional shares of Purchaser common stock, which warrants shall be exercisable for a period of five (5) years at a price of $.5938 per share, and which shall have seven (7)-year piggy back registration rights, as provided herein (the "Warrants"), and shall be in the form of Exhibit 1.2(a) attached hereto, to be granted to the Shareholders by Purchaser, and
         (iii) two unsecured promissory notes in the aggregate principal amount of $200,000 due January 1, 2002, plus interest as provided in each case therein, which notes, beginning January 1, 1998, shall be convertible into common stock of the Purchaser at a price of $1.00 per share (each a Note and collectively, the "Notes") and which shall each be in the form of Exhibit 1.2(b) hereto. The Notes shall be made by Purchaser and payable to each of the Shareholders in accordance with their respective terms (such consideration collectively, the "Acquisition Price"). The total Acquisition Price shall be allocated between the Shareholders as follows:

         (a) 375,000 Purchaser Shares to Andrew Tottenham; 125,000 Purchaser Shares to Robin Tottenham;

         (b) Warrants for an additional 187,500 Purchaser Shares to Andrew Tottenham; Warrants for an additional 62,500 Purchaser Shares to Robin Tottenham; and

         (c) A Note in the principal amount of $150,000 to Andrew Tottenham; a Note in the principal amount of $50,000 to Robin Tottenham.

         At the Closing, (i) each of the Shareholders will endorse a certificate representing his or her Shares to the order of Purchaser, and will deliver such certificate to Purchaser, and (ii) Purchaser will deliver the certificate evidencing the Purchaser Shares, and will execute and deliver the Warrants and the Notes.

                                      ARTICLE
                                         2.
                           REPRESENTATIONS AND WARRANTIES
                                  OF SHAREHOLDERS

    The Shareholders hereby, jointly and severally, represent and warrant to Purchaser as of the date hereof as follows:

2.1.     DISCLOSURE SCHEDULE.

         The disclosure schedule marked as Exhibit 2.1 hereto (the "Disclosure Schedule") is divided into sections which correspond to the subsections of this Section 2. The Disclosure Schedule is accurate and complete and the disclosures in any subsection thereof shall constitute disclosure for purposes of any other subsection and any other section or subsection of this Agreement or any exhibit to or other writing which is designated herein as being part of this Agreement.

2.2.     CORPORATE ORGANIZATION.

         Company is a corporation duly organized, validly existing and in good standing under the law of the United Kingdom, has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on its condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value; and has heretofore delivered to Purchaser complete and correct copies of its articles or certificate of incorporation and bylaws, or equivalent documents, as presently in effect. The Disclosure Schedule contains a list of all jurisdictions in which Company is qualified or licensed to do business. Company does not own (and has not at any time during the preceding five (5) years owned) of record or beneficially more than five percent (5%) of the outstanding equity securities having ordinary voting rights or power of any corporation or partnership or other legal entity.

2.3.     CAPITALIZATION.

         The authorized capital stock of Company is set forth on the Disclosure Schedule. The number of shares of capital stock of Company outstanding and the number of shares of capital stock of Company held in treasury as of the date of this Agreement are set forth on the Disclosure Schedule. All issued and outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid, nonassessable and are without, and were not issued in violation of, preemptive rights. Except as set forth on the Disclosure Schedule:
         (i) there are no shares of capital stock or other equity securities of Company outstanding or any securities convertible into or exchangeable for such shares, securities or rights; (ii) there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities of Company or any securities convertible into or exchangeable for such shares, securities or rights; and (iii) there are no contracts, commitments, understandings, arrangements or restrictions by which Company is bound to issue or acquire any additional shares of its capital stock or other equity securities or any options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities of Company or any securities convertible into or exchangeable for such shares, securities or rights.

2.4.     AUTHORIZATION.

         Each of the Shareholders has the legal capacity to execute, deliver and perform this Agreement and to carry out the transactions contemplated herein. This Agreement has been duly and validly executed by each of the Shareholders and is the valid and binding legal obligation of the Shareholders, enforceable against each of the Shareholders in accordance with its terms.

2.5.     NON-CONTRAVENTION.

         Except as set forth in the Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles or certificate of incorporation or bylaws of Company; or (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Company or either of the Shareholders is a party or by which Company or the Shareholders or any of its or Shareholders' properties or assets are or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) or result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of Company or the Shareholders under any debt, obligation, contract, agreement or commitment to which Company or either of the Shareholders is a party or by which Company or the Shareholders or any of its or Shareholders' assets or properties are or may be bound; or (iii) violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (hereinafter sometimes separately referred to as an "Authority" and sometimes collectively as "Authorities") (sometimes hereinafter separately referred to as a "Law" and sometimes collectively as "Laws").

2.6.     CONSENTS AND APPROVALS.

         Except as set forth in the Disclosure Schedule, with respect to Company and the Shareholders, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Shareholders or the consummation by the Shareholders of the transactions contemplated herein.

2.7.     FINANCIAL STATEMENTS.

         The Shareholders have furnished to Purchaser the balance sheets and statements of operations (or income or loss), changes in shareholders' equity and changes in cash flow (or financial position) and the reports of independent public accountants described on the Disclosure Schedule (the "Interim Financial Statements"). The Shareholders have also undertaken to furnish to Purchaser an audited balance sheet to be dated as of April 30, 1997 which will be referred to herein as the "Final Balance Sheet." Except as disclosed therein, the aforesaid Interim Financial Statements and the Final Balance Sheet (i) are or will be, as the case may be, in accordance with the books and records of Company and have been, or will be, as the case may be, prepared in conformity with generally accepted accounting principles consistently applied for all periods, and (ii) fairly present and will fairly present, as the case may be, the financial position of Company as of the respective dates thereof, and the results of operations (or income or loss), changes in shareholders' equity and changes in cash flow (or financial position) for the periods then ended, all in accordance with generally accepted accounting principles consistently applied for all periods.

2.8.     LOSS CONTINGENCIES; OTHER NON-ACCRUED LIABILITIES.

         Except as described in the Disclosure Schedule or as will be disclosed in the footnotes to the Final Balance Sheet, Company does not have
         (i) any loss contingencies which are not required by generally accepted accounting principles to be accrued; (ii) any loss contingencies involving an unasserted claim or assessment which are not required by generally accepted accounting principles to be disclosed because the potential claimants have not manifested to Company an awareness of a possible claim or assessment; or (iii) any categories of known liabilities or obligations (other than non-pension post-retirement medical care, dental care, life insurance or other benefits) which are not required by generally accepted accounting principles to be accrued. For purposes of this Agreement, "Loss Contingency" shall have the meaning accorded to it by generally accepted accounting principles.

2.9.     ABSENCE OF CERTAIN CHANGES.

         Except as set forth in the Disclosure Schedule, since the date of the latest of the Interim Financial Statements, Company has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice; without limiting the generality of the foregoing, Company has not, subject to the aforesaid exceptions:

         (a) suffered any adverse change in its condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value or experienced any event or failed to take any action which event or failure reasonably could be expected to result in such an adverse change;

         (b) suffered any loss, damage, destruction or other casualty (whether or not covered by insurance) or suffered any loss of officers, employees, dealers, distributors, independent contractors, customers, or suppliers or other favorable business relationships;

         (c) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock; or purchased or redeemed any shares of its capital stock;

         (d) issued or sold any shares of its capital stock, or any options, warrants, conversion, exchange or other rights to purchase or acquire any such shares or any securities convertible into or exchangeable for such shares;

         (e)  incurred any indebtedness for borrowed money;

         (f) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible;

         (g)  acquired or disposed of any assets or properties;

         (h)  forgiven or canceled any debts or claims, or waived any rights;

         (i)  entered into any material transaction;

         (j) granted to any officer or salaried employee or any other employee any increase in compensation in any form or paid any severance or termination pay;

         (k) entered into any commitment for capital expenditures for additions to plant, property or equipment; or

         (l) agreed, whether in writing or otherwise, to take any action described in this subsection.

2.10.    REAL PROPERTIES.

         The Company does not own any real property. The Company leases certain real property, as described in the Disclosure Schedule, but, except as set forth in the Disclosure Schedule, there are no facts known to the Shareholders that could impose liability on the Purchaser in connection with the leasing of such real estate (other than the payment of rent in connection with such lease).

2.11.    MACHINERY, EQUIPMENT, VEHICLES AND PERSONAL PROPERTY.

         Except as set forth in the Disclosure Schedule, Company has good and merchantable right, title and interest in and to, or a leasehold interest in and to, all its equipment, vehicles and other personal property which was purchased or otherwise acquired since the date of the latest of the Interim Financial Statements (except for such items sold or leased in the ordinary course of business since such date). Except as set forth in the Disclosure Schedule, all of such leasehold interests relating to equipment, vehicles and other personal property are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder. Except as set forth in the Disclosure Schedule, none of such equipment, vehicles or other personal property owned by Company is subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record) except (i) liens securing specified liabilities or obligations shown on the Interim Financial Statements and which will be shown on the Final Balance Sheet with respect to which no breach, violation or default exists or shall exist; (ii) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business; (iii) minor imperfections of title which do not impair the existing use of such real property assets or fixtures; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings (herein called "Permitted Liens"). Except as set forth in the Disclosure Schedule, the equipment, vehicles and other personal property of Company which are necessary to the conduct of its business are in good operating condition and repair and fit for the intended purposes thereof and no material maintenance, replacement or repair has been deferred or neglected.

2.12.    RECEIVABLES AND PAYABLES.

         (a) Except as set forth on the Disclosure Schedule, (i) Company has good right, title and interest in and to all its accounts and notes receivable and trade notes and trade accounts as reflected on the Interim Financial Statements and as will be reflected in the Final Balance Sheet; (ii) none of such accounts and notes receivable and trade notes and trade accounts is or will be subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record); (iii) except to the extent of applicable reserves shown on the Interim Financial Statements and which will be shown in the Final Balance Sheet, all of the accounts and notes receivable, trade notes and trade accounts owing to Company constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no claims, refusals to pay or other rights of set-off against any thereof; (iv) no account or note debtor whose account or note balance exceeds the amount set forth in the Disclosure Schedule at the date set forth therein was delinquent in payment by more than ninety days; and (v) there is no reason why any account or note receivable or trade note or trade account will not be collected in accordance with its terms, other than for such accounts and notes which are not in excess of the reserves established therefor and reflected on the Disclosure Schedule.

         (b) All accounts payable and notes payable by Company arose in bona fide transactions in the ordinary course of business and no such account payable or note payable is delinquent by more than ninety days in its payment.

2.13.    INTELLECTUAL PROPERTY RIGHTS.

         Company owns the industrial and intellectual property rights, including without limitation the patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes and formulae (collectively, "Intellectual Property Rights") described on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, the use of all Intellectual Property Rights necessary or required for the conduct of the businesses of Company as presently conducted and as proposed to be conducted does not and will not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. Except as described on the Disclosure Schedule, Company does not own or use any Intellectual Property Rights pursuant to any written license agreement and has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use the Intellectual Property Rights.

2.14.    LITIGATION.

         Except as set forth in the Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any environmental Law or matter), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or, to the knowledge of Company, threatened or contemplated by or against or involving Company, its assets, properties or businesses or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

2.15.    TAX MATTERS.

         For purposes of this Agreement, the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, customs, duties or other taxes, fees, assessments, charges or levies of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes. In addition, the term "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed with any Authority in respect of Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns. Except as set forth in the Disclosure Schedule, the Shareholders, jointly and severally, hereby represent and warrant the following with respect to the Company:

         (a) FILING OF TAX RETURNS. There have been properly completed and duly filed on a timely basis and in correct form all Tax Returns required to be filed on or prior to the date hereof by the Company. As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. There is no material omission, deficiency, error, misstatement or misrepresentation, whether innocent, intentional or fraudulent, in any Tax Return filed by the Company for any period. Any Tax Returns filed after the date hereof, but on or before the Closing Date, will conform with the provisions of this subsection 2.15.

         (b) PAYMENT OF TAXES. With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing Authorities (as, for example, under Law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax Laws and agreements have been or will be fully complied with, and all such amounts of Taxes required to be paid by the Company to taxing Authorities or others on or before the date hereof have been duly paid or will be paid on or before the Closing Date or adequate provision has been made or will have been made therefor in the Final Balance Sheet; the reserves for all such Taxes reflected in the Final Balance Sheet are, or will be, adequate and there are no liens for such Taxes upon any property or assets of the Company. The Company has withheld and remitted all amounts required to be withheld and remitted by it in respect of Taxes.

         (c) AUDITS AND EXTENSIONS. Except as set forth in the Disclosure Schedule, none of the Tax Returns of the Company has been examined by the Internal Revenue Service or any similar Authority, and, except to the extent shown in such Disclosure Schedule, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service or any similar Authority in any such examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Except as set forth in the Disclosure Schedule, all deficiencies and assessments of Taxes of the Company resulting from an examination of any Tax Returns by any Authority have been paid and there are no pending examinations currently being made by any Authority nor has there been any written or oral notification to the Company or either of the Shareholders of any intention to make an examination of any Taxes by any Authority. Except as set forth in the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return for any period.

         (d) INDEPENDENT CONTRACTORS AND EMPLOYEES. For purposes of computing Taxes and the filing of Tax Returns, to the best of the Shareholders' knowledge, the Company has not failed to treat as "employees" any individual providing services to the Company who would be classified as an "employee" under the applicable rules or regulations of any Authority with respect to such classification.

2.16.    INSURANCE.

         The Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by Company, specifying the insurer, the policy number, the term of the coverage and, in the case of any "claims made" coverage, the same information as to predecessor policies for the previous five years. All present policies are in full force and effect and all premiums with respect thereto have been paid. Company has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five years, except as described on the Disclosure Schedule.

2.17.    BENEFIT PLANS.

         Except as set forth in the Disclosure Schedule, to the Shareholders' knowledge, there are no facts or circumstances which could, directly or indirectly, subject Purchaser or any of its affiliates to any Liability of any nature with respect to any pension, welfare, incentive, perquisite, paid time off, severance or other benefit plan, policy, practice or agreement sponsored, maintained or contributed to by Company or any affiliate, to which Company or any affiliate is a party or with respect to which Company or any affiliate could have any liability.

2.18     BANK ACCOUNTS; POWERS OF ATTORNEY.

         The Disclosure Schedule sets forth: (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom;
         (ii) the terms and conditions thereof and any limitations or restrictions as to use, withdrawal or otherwise; and (iii) the names of all persons or entities holding general or special powers of attorney from Company and a summary of the terms thereof.

2.19.    CONTRACTS AND COMMITMENTS; NO DEFAULT.

         (a)  Except as set forth in the Disclosure Schedule, Company:

              (i) has no written contract, commitment, agreement or arrangement with any person or, to Company's knowledge, any oral contract, commitment, agreement or arrangement which (A) requires payments individually in excess of $10,000 annually or in excess of $50,000 over its term (including without limitation periods covered by any option to extend or renew by either party) and (B) is not terminable on thirty (30) days' or less notice without cost or other Liability;

              (ii) does not pay any person or entity cash remuneration at the annual rate (including without limitation guaranteed bonuses) of more than $50,000 for services rendered;

              (iii) is not restricted by agreement from carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

              (iv) is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

              (v) is not party to any agreement, contract, commitment or loan to which any of its directors, officers or shareholders or any affiliate or associate (or former affiliate or associate) thereof is a party;

              (vi) is not subject to any outstanding sales or purchase contracts, commitments or proposals which will result in any loss upon completion or performance thereof;

              (vii) is not party to any purchase or sale contract or agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of $25,000 or which continues for a period of more than twelve months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on sixty (60) days' or less notice without cost or other Liability at or any time after the Closing; and

              (viii) has no distributorship, dealer, manufacturer's representative, franchise or similar sales contract relating to the payment of a commission.

         (b) True and complete copies (or summaries, in the case of oral items) of all items disclosed pursuant to subsection 2.19(a) have been made available to Purchaser for review. Except as set forth in the Disclosure Schedule, all such items are valid and enforceable by and against Company in accordance with their respective terms; Company is not in breach, violation or default, however defined, in the performance of any of its obligations thereunder, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and, to Company's knowledge, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

2.20.    ORDERS, COMMITMENTS AND RETURNS.

         Except as set forth in the Disclosure Schedule, all accepted and unfulfilled orders for the performance of services entered into by Company and all outstanding contracts or commitments for the purchase of supplies, materials and services were made in bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Schedule, there are no claims against Company.

2.21.    LABOR AND EMPLOYMENT MATTERS.

         Except as set forth in the Disclosure Schedule:   (i) Company is and
         has been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice or similar complaint against the Company pending or, to the Shareholders' knowledge, threatened before any Authority; (iii) no labor representation question exists respecting the employees of Company and there is not pending or, to the Shareholders' knowledge, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Company; (iv) no collective bargaining agreement is binding and in force against Company or currently being negotiated by Company; (v) Company is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons; (vi) upon termination of the employment of any person, neither Company, Purchaser or any subsidiary of Purchaser will, by reason of anything done at or prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments; and (vii) within the twelve month period prior to the date hereof there has not been any expression of intention to Company by any officer or key employee to terminate such employment.

2.22.    DEALERS AND SUPPLIERS.

         Except as set forth in the Disclosure Schedule, there has not been in the twelve month period prior to the date hereof any adverse change in the business relationship of Company with any dealer or supplier to Company.

2.23.    PERMITS AND OTHER OPERATING RIGHTS.

         Except as set forth in the Disclosure Schedule, Company does not require the Consent of any Authority to permit it to operate in the manner in which it presently is being operated, and possesses all permits and other authorizations from all Authorities presently required necessary to permit it to operate it businesses in the manner in which they presently are conducted.

2.24.    COMPLIANCE WITH LAW.

         Except as set forth in the Disclosure Schedule, and without limiting the scope of any other representations or warranties contained in this Agreement, but without intending to duplicate the scope of such other representations and warranties, the assets, properties, businesses and operations of Company are and have been in compliance with all Laws applicable to the ownership and conduct of their assets, properties, businesses and operations. There are no outstanding and unsatisfied deficiency reports, plans of correction, notices of noncompliance or work orders relating to any such Authorities, and no such discussions with any such Authorities are scheduled or pending.

2.25.    ASSETS OF BUSINESS.

         The assets owned or leased by Company constitute all of the assets held for use or used primarily in connection with its business and are adequate to carry on such business as presently conducted and as contemplated by Company to be conducted.

2.26.    BUSINESS GENERALLY.

         To Company's knowledge, except as set forth in the Disclosure Schedule, there has been no event, transaction or information which has come to the attention of Company which, as it relates directly to the business of Company, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on such business.

2.27.    BROKERS.

         Except as set forth in the Disclosure Schedule, neither Company nor any of its directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Company for any such fee or commission to be claimed by any person or entity.

2.28.    SHAREHOLDERS REPRESENTATIONS.

         (a) Each of the Shareholders has full legal right, power and authority to sell, transfer, assign and deliver his or her Shares to Purchaser at Closing and delivery of the Shares at Closing will transfer to Purchaser valid legal and beneficial ownership thereof free and clear of all claims, security interests, liens, charges and encumbrances of any kind or nature whatsoever (collectively, "Encumbrances").

         (b) Each of the Shareholders, prior to execution of this Agreement, became familiar with the material business and financial affairs of Purchaser and its subsidiaries (if any) and was given access to such information regarding such business and financial affairs as the

              Shareholders deemed necessary to enable them to make an informed investment decision with respect to the Purchaser Shares to be issued in connection with this Agreement. In particular, the Shareholders received the following documents and information and had sufficient time to review and consider such documents and information: Purchaser's most recently issued annual report to shareholders; Purchaser's proxy statement for the most recent annual meeting of its shareholders; Purchaser's Form 10-KSB most recently required to be filed with the Securities and Exchange Commission; Purchaser's Form 10-QSB's required to be filed with the Securities and Exchange Commission for fiscal quarters ended after the fiscal year covered by the aforesaid Form 10-KSB; a statement by Purchaser describing the Purchaser Shares; a statement by Purchaser that there were no material changes in the affairs of Purchaser and its subsidiaries (if any) that were not disclosed in the aforesaid documents and statement; a statement by Purchaser that there are no undisclosed agreements, arrangements or understandings which benefit or relate to the Shareholders in connection with the transactions contemplated hereby, and, if either of the Shareholders is not an "accredited investor" as defined in Rule 501(a) of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the "Rules"), copies to such Shareholder of all material written information which would be furnished to an "accredited investor."

         (c) Each of the Shareholders either (i) is an "accredited investor" (as defined in Rule 501(a) of the Rules) because such Shareholder is a director or executive officer (defined to be the president, a vice president in charge of a principal business unit, division or function, or any other officer or person who performs a policy-making function) of Company or because such Shareholder has presented to Purchaser evidence, including without limitation a copy of such Shareholder's income tax returns for the last two calendar years, of compliance with the requirements of Rule 501(a)(5) or Rule 501(a)(6) of the Rules, or (ii) has retained a "purchaser representative" as defined in Rule 501(h) of the Rules, has furnished to Purchaser all documentation establishing that the terms of Rule 501(h) of the Rules have been satisfied by such Shareholder and such purchaser representative, and has furnished to Purchaser all documentation requested by Purchaser to establish that such Shareholder, together with such purchaser representative, has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Purchaser Shares to be issued in connection with this Agreement.

         (d) Each of the Shareholders is acquiring the Purchaser Shares to be acquired pursuant to this Agreement for his or her own account (and such Shareholder will be the sole beneficial owner thereof) for the purpose of investment and not with a view to distribution thereof within the meaning of the Securities Act of 1933 and the Rules, nor with any present intention of distribution or selling such Purchaser Shares, and the Shareholders understand that such shares have not been registered under the Securities Act of 1933 and therefore cannot be resold unless they are registered under the Securities Act of 1933 or unless an exemption from registration is available.

         (e) The Shareholders have been afforded an opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information as Shareholders deem necessary to verify the accuracy of documents and statements identified in subsection (b) and copies of any exhibits identified in such documents.

         (f) The Shareholders have consented to the placing of the following legend on the certificate for the Purchaser Shares to be issued to each Shareholder in connection with this Agreement:


                   THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED ONLY IF A REGISTRATION STATEMENT DESCRIBING SUCH PROPOSED TRANSACTION IS IN EFFECT PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE ISSUER OF THESE SHARES AND ITS COUNSEL, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THAT ACT IS AVAILABLE.

2.29.    ACCURACY OF INFORMATION.

         No representation or warranty by the Shareholders in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date of the representation or warranty.

                                      ARTICLE
                                         3.
                    REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Shareholders as of the date hereof as follows:

3.1.     CORPORATE ORGANIZATION.

         Purchaser is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada.

3.2.     AUTHORIZATION.

         Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Purchaser has taken all action required by law, its articles or certificate of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Purchaser enforceable against it in accordance with its terms except as enforceability may be limited by applicable Nevada law.

3.3.     NON-CONTRAVENTION.

         Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:
         (i) violate any provision of the articles or certificates of incorporation or bylaws of Purchaser or any subsidiary of Purchaser; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a material adverse affect on the business of Purchaser and its subsidiaries taken as a whole, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Purchaser or any subsidiary of Purchaser is a party or by which they or any of their properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, upon any property or assets of Purchaser or any subsidiary of Purchaser under any debt, obligation, contract, agreement or commitment to which Purchaser or any subsidiary of Purchaser is a party or by which Purchaser or any subsidiary of Purchaser or any of their assets or properties is or may be bound; or (iii) to the knowledge of Purchaser violate any Law.

3.4.     DISCLOSURE.

         No representation or warranty by Purchaser in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which made, not misleading as of the date of the representation or warranty.

3.5.     CONSENTS AND APPROVALS.


         No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Purchaser of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the business of Purchaser and its subsidiaries taken as a whole.

3.6.     BROKERS.

         Neither Purchaser nor any of its directors, officers or key employees have employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Purchaser for any such fee or commission to be claimed by any person or entity.

3.7.     INFORMATION FURNISHED.

         Purchaser has furnished to the Shareholders the information described in subsection 2.28(b); none of such information contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                      ARTICLE
                                         4.
                                     COVENANTS

4.1.     FULL ACCESS TO PURCHASER.

         The Shareholders shall cause Company to afford to Purchaser and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents free and full access to the facilities, properties, books and records of Company in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of Company; PROVIDED, HOWEVER, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with business operations; and the Shareholders shall cause Company to furnish such additional financial and operating data and other information as Purchaser shall, from time to time, reasonably request, including without limitation access to the working papers of their independent certified public accountants; and, provided, further, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Shareholders herein.

4.2.     CONFIDENTIALITY.

         Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Law; PROVIDED, HOWEVER, that prior to any Disclosure of any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "Information" as used herein shall not include any information relating to a party
         which the party disclosing such information can show:   (i) to have
         been in its possession prior to its receipt from another party hereto;
         (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party;
         (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

4.3.     FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

         (a) Each party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

         (b) The Shareholders shall cause Company to cooperate with Purchaser to promptly develop plans for the management of the business after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements, and to further cooperate with Purchaser to provide for the implementation of such plans as soon as practicable after the Closing. Subject to applicable Law, the Shareholders shall cause Company to confer on a regular and reasonable basis with one or more representatives of Purchaser to report on material operational matters and the general status of ongoing operations.

         (c) At all times from the date hereof until the Closing, each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a breach of this Agreement.

                                      ARTICLE
                                         5.
                            SURVIVAL AND INDEMNIFICATION

5.1.     SURVIVAL.

         The representations and warranties of each of the parties hereto shall survive the Closing for a period of one year after the date of Closing.

5.2.     INDEMNIFICATION BY PURCHASER.

         Purchaser agrees to indemnify the Shareholders from and against any and all loss, liability or damage suffered or incurred by it by reason of (i) any untrue representation of, or breach of warranty by, Purchaser in any part of this Agreement, provided, however, that no claim for indemnity may be made pursuant to this subsection after the first anniversary of the Closing Date; and (ii) any nonfulfillment of any covenant, agreement or undertaking of Purchaser in any part of this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereof entitled to the benefits thereof.

5.3. INDEMNIFICATION BY THE SHAREHOLDERS--UNTRUE REPRESENTATION OR BREACH OF WARRANTY.

         Each of the Shareholders, jointly and severally, agrees to indemnify Purchaser from and against any and all loss, liability or damage suffered or incurred by it by reason of any untrue representation of, or breach of warranty by the Shareholders in this Agreement, provided, however, that no claim for indemnity may be made pursuant to this subsection after the third anniversary of the Closing Date. Notwithstanding anything to the contrary in this subsection, no claim may be made under this subsection if it (or the principal facts with respect to it) were known or reasonably should have been known and the claim could have been asserted at a time when it would have resulted in a required adjustment which would be reflected in the Audited Closing Balance Sheet.

5.4.     INDEMNIFICATION BY THE SHAREHOLDERS -- OTHER.

         Each of the Shareholders, jointly and severally, agrees to indemnify Purchaser from and against: (i) any and all loss, liability or damage suffered or incurred by it by reason of any nonfulfillment of any covenant, agreement or undertaking of the Shareholders in this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereto entitled to the benefits thereof; and (ii) any and all costs and expenses, including without limitation legal fees and expenses, in connection with enforcing the indemnification rights of Purchaser pursuant to subsections 5.3 and 5.5.

5.5.     BASKET AMOUNT.

         Notwithstanding anything in subsections 5.3 and 5.4 to the contrary, Purchaser shall not be entitled to any indemnification under such subsections if the aggregate amount of all claims thereunder is less than $10,000 (the "Exception Amount"), but if the aggregate amount of all claims equals or exceeds the Exception Amount, then Purchaser shall be entitled to full indemnification of all claims and there shall be no Exception Amount. The parties hereto do not intend that the Exception Amount be deemed to be a definition of what is "material" for any purpose in this Agreement.

5.6.     CLAIMS FOR INDEMNIFICATION.

         The parties intend that all indemnification claims hereunder be made as promptly as practicable by the party seeking indemnification (the "Indemnified Party") and that in the case of Purchaser all such claims be made pursuant to the terms and provisions of the Escrow Agreement until and including the Termination Date, as defined in the Escrow Agreement. After the Termination Date all such claims of Purchaser, including without limitation pre-Termination Date claims which, on or prior to the Termination Date, were admitted as valid pursuant to Escrow Agreement procedures or are or become the subject of an arbitration award in favor of the Indemnified Party but which are not satisfied pursuant to the Escrow Agreement, shall be presented to the Shareholders, and, in the case of all other claims, shall proceed according to the remaining terms and provisions of this subsection. Whenever any claim shall arise for indemnification hereunder (other than a claim to be submitted pursuant to aforesaid terms and provisions), the Indemnified Party shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, it shall deliver, within ten (10) business days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection.
         If the Indemnifying Party shall file timely written notice of objection to any claim for indemnification, the validity and amount of such claim shall be determined by arbitration pursuant to subsection 6.12 hereof. If timely notice of objection is not delivered or if a claim by an Indemnified Party is admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party, the Indemnified Party, as a non-exclusive remedy, shall have the right to set-off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any subsidiary thereof to any

         Indemnifying Party by reason of this Agreement or any agreement or arrangement or contract to be entered into at the Closing.

                                      ARTICLE
                                         6.
                              MISCELLANEOUS PROVISIONS

6.1.     EXPENSES.

         Each of the parties hereto shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated herein is consummated; PROVIDED, HOWEVER, that Purchaser on the one hand, and the Shareholders, on the other, shall each bear one-half (1/2) of all fees and expenses of the Escrow Agent.

6.2.     AMENDMENT AND MODIFICATION.

         Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein.


6.3.     WAIVER OF COMPLIANCE; CONSENTS.

         Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

6.4.     NO THIRD PARTY BENEFICIARIES.

         Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

6.5.     NOTICES.

         All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment:

         If to Purchaser:
                                       To:  Trans World Gaming Corp.
                                            One Penn Plaza, Suite 1503
                                            New York, NY 10119
                                            Attn:  Mr. Dominick Valenzano
                                            Fax:  (212) 563-3380

         With a copy to:
                                            Oppenheimer Wolff & Donnelly
                                            45 South Seventh Street
                                            Suite 3400
                                            Minneapolis, MN 55402
                                            Attn:  Thomas R. Marek, Esq.
                                            Fax:  (612) 344-9376

         or to such other person or address as Purchaser shall furnish to the other parties hereto in writing in accordance with this subsection.

         If to the Shareholders:
                                       To:  Art Marketing, Ltd.
                                            d/b/a Tottenham & Co.
                                            3 Garfield Mews
                                            London, SW11 5PL
                                            United Kingdom
                                            Attn:  Mr. Andrew Tottenham

         With a copy to such other person or address as the Shareholders may furnish to Purchaser from time to time in accordance with this subsection.

6.6.     ASSIGNMENT.

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, PROVIDED, HOWEVER, that Purchaser may assign this Agreement, in whole or in any part, and from time to time, to a wholly-owned, direct or indirect, subsidiary of Purchaser, if Purchaser remains bound hereby).

6.7.     GOVERNING LAW.

         This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of New York (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

6.8.     COUNTERPARTS.

         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9.     HEADINGS.

         The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

6.10.    ENTIRE AGREEMENT.

         The Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the "Agreement". There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement (including without limitation the letter of intent dated November 13, 1996, between Purchaser and Company and all amendments and extensions thereof). Provisions of this Agreement shall be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision shall become invalid or unenforceable under applicable Law such provision shall be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement shall continue in full force and effect.

6.11.    INJUNCTIVE RELIEF.

         It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in subsections 4(c) and 4(e) hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of subsections 4(c) and 4(e) hereof or the continuation of any such breach without the necessity or roving actual damages and may seek to specifically enforce the terms thereof.

6.12.    ARBITRATION.

         With the sole exception of the injunctive relief contemplated by subsection 9(k), any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent inducement thereof, shall be settled by binding arbitration in New York, New York by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of New York for this purpose.

6.13.    LIST OF DEFINED TERMS.

         Reference is made to Exhibit 6.13 for a listing and location of terms defined in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            TRANS WORLD GAMING CORP.


Attested by:  /s/ Maureen C. Weppler        By:  /s/ Dominick Valenzano
              ----------------------             ----------------------
                                                 Dominick Valenzano
                                                 Chief Financial Officer

                                            ANDREW TOTTENHAM

                                            /s/ Andrew Tottenham
                                            ---------------------------


                                            ROBIN TOTTENHAM

                                            /s/ Robin Tottenham
                                            ---------------------------

                                                                    EXHIBIT 6.13

                                LIST OF DEFINED TERMS

    TERM                                                PAGE
    ----                                                ----

Acquisition Price                                          1
Agreement                                                 20
Audited Closing Balance Sheet                             16
Authorities                                                4
Authority                                                  3
Company                                                    1
Consent                                                    4
Consents                                                   4
Disclose                                                  15
Disclosure Schedule                                        2
Encumbrances                                              11
Exception Amount                                          17
Final Balance Sheet                                        4
Indemnified Party                                         17
Indemnifying Party                                        17
Information                                               15
Intellectual Property Rights                               6
Interim Financial Statements                               4
Law                                                        4
Laws                                                       4
Loss Contingency                                           4
Notes                                                      4
Permitted Liens                                            6
Purchaser                                                  1
Purchaser Shares                                           1
Rules                                                     12
Shareholders                                               1
Shares                                                     1
Tax                                                       15
Tax Return                                                15
Tax Returns                                               15
Taxes                                                     15
Warrants                                                   1